Exhibit 10.2

FIRST AMENDED AND RESTATED PLEDGE AGREEMENT

This First Amended and Restated Pledge Agreement dated as of August 1, 2006 (this “Pledge Agreement”) is made by and among MxEnergy Inc., a Delaware corporation, and MxEnergy Electric Inc., a Delaware corporation (each individually, a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. (the “Parent”) and the undersigned subsidiaries thereof (together with the Borrowers and the Parent, each individually, a “Pledgor” and collectively, the “Pledgors”) and Société Générale, as Administrative Agent (the “Administrative Agent”) for the ratable benefit of itself and the other Secured Parties (as defined in the Credit Agreement described below).

INTRODUCTION

A.            The Borrowers, each of the other Pledgors, certain other Subsidiaries of the Parent, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into the First Amended and Restated Credit Agreement dated as of August 1, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B.            Each of the Pledgors previously executed the Pledge Agreement dated December 19, 2005 (the “Existing Pledge Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties, and it is a condition to the making of the Revolving Advances and the Swingline Advances and the issuance of the Letters of Credit that the Existing Pledge Agreement be amended and restated in its entirety as set forth herein;

NOW, THEREFORE, each Pledgor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as follows:

Section 1.               Definitions.

(a)           All capitalized terms used herein but not otherwise defined herein that are defined in the Credit Agreement shall have the meaning assigned to such terms in the Credit Agreement. Any terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York as of the date hereof (“UCC”) and not otherwise defined herein or in the Credit Agreement shall have the meanings assigned to such terms in the UCC.

(b)           All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge

Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Section 2.               Pledge.

(a)           Grant of Pledge. Each Pledgor hereby pledges to the Administrative Agent, and grants to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a continuing lien on and security interest in the Pledged Collateral, as defined in Section 2(b) below. This Pledge Agreement shall secure the prompt performance and payment of all Obligations now or hereafter existing under the Loan Documents or any Swap Contract to which a Lender or its Affiliate is a party, including any extensions, modifications, substitutions, amendments and renewals thereof (the “Secured Obligations”).

(b)           Pledged Collateral. “Pledged Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired by such Pledgor:

(i)            all of the membership interests listed in the attached Schedule I issued to such Pledgor (the “Membership Interests”), all such additional membership interests of any issuer of such interests hereafter acquired by such Pledgor, the certificates (if any) representing the Membership Interests and all such additional membership interests, all of such Pledgor’s rights, privileges, authority, and powers as a member of the issuer of such Membership Interests under the applicable limited liability company operating agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the “Membership Interest distributions”);

(ii)           all of the general and limited partnership interests listed in the attached Schedule I issued to such Pledgor (the “Partnership Interests”), all such additional limited or general partnership interests of any issuer of such Partnership Interests hereafter acquired by such Pledgor, the certificates (if any) representing the Partnership Interests and all such additional partnership interests, all of such Pledgor’s rights, privileges, authority, and powers as a limited or general partner of the issuer of such Partnership Interests under the applicable partnership agreement or limited partnership agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the “Partnership Interest distributions”);

(iii)          all of the shares of stock listed in the attached Schedule I issued to such Pledgor (the “Pledged Shares”), all such additional shares of stock of any issuer of such Pledged Shares hereafter issued to such Pledgor, the certificates representing the Pledged Shares and all such additional shares, all of such Pledgor’s rights, privileges, authority, and powers as a shareholder of the issuer of such Pledged Shares under the applicable articles of incorporation, certificate of incorporation, bylaws or similar constitutive document of such issuer or under any applicable Legal Requirements, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the “Pledged Shares distributions”);

(iv)          all indebtedness listed in the attached Schedule I, owing to such Pledgor from an Affiliate or Subsidiary of such Pledgor (collectively, the “Pledged Debt”), all such additional indebtedness hereinafter owing to such Pledgor from an Affiliate or Subsidiary of the Pledgor, any and all instruments evidencing such indebtedness, including promissory notes, bonds, debentures and other debt securities, and all interest, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (collectively, the “Pledged Debt distributions”);

(v)           all of the equity interests in joint venture companies listed in the attached Schedule I issued to such Pledgor (the “JV Interests”), all such additional Equity Interests of any issuer of such JV Interests hereafter issued to such Pledgor, the certificates representing the JV Interests and all such additional Equity Interests, all of such Pledgor’s rights, privileges, authority, and powers as an Equity Interest holder of such joint venture company under the applicable constitutive documents of such joint venture company or under any applicable

Legal Requirement, and all rights to money or Property of such Pledgor of any of the JV Interests which such Pledgor now has or hereafter acquires with respect of the JV Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the JV Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the JV Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investments or otherwise attributable to the JV Interests or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively the “JV Interest distributions”; together with the Membership Interest distributions, the Partnership Interest distributions, the Pledged Shares distributions, and the Pledged Debt distributions, the “distributions”); and

(vi)          all additions and accessions to, substitutions and replacements of, and all products and proceeds from, the Pledged Collateral described in paragraphs (i), (ii), (iii), (iv) and (v) of this Section 2(b).

Notwithstanding any of the other provisions set forth in this Section 2(b), this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Legal Requirement of a Governmental Authority, requires a consent not obtained pursuant to such Legal Requirement or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Membership Interests, Partnership Interests, Pledged Shares or JV Interests, any applicable shareholder or similar agreement, except to the extent that such Legal Requirement or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

(c)           Delivery of Pledged Collateral. All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, upon prior written notice to the Borrowers, to transfer to or to register in the name of the Administrative Agent or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2(d). In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

(d)           Rights Retained by Pledgor. Notwithstanding the pledge in Section 2(a), so long as no Event of Default shall have occurred and remain uncured:

(i)            or, if an Event of Default shall have occurred and remain uncured, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 5(b) hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Collateral for any purpose that does not violate the terms of this Pledge Agreement or the Credit Agreement; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a materially adverse effect on the value of the Pledged Collateral;

(ii)           except as otherwise provided in the Credit Agreement, each Pledgor shall be entitled to receive and retain any dividends and other distributions paid on or in respect of the Pledged Collateral and the Proceeds of any sale of the Pledged Collateral and all payments of principal and interest on loans and advances made by such Pledgor to the issuer of the Pledged Collateral; and

(iii)          at and after such time as voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies and other instruments as the Administrative Agent may reasonably request to (A) enable the Administrative Agent to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to subsection (i) of this Section 2(d), and (B) to receive the dividends or other distributions and Proceeds of sale of the Pledged Collateral and payments of principal and interest which such Pledgor is authorized to receive and retain pursuant to subsection (ii) of this Section 2(d).

(e)           Limitation on Amount of Secured Obligations. Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Administrative Agent and the other Secured Parties that the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement or in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor’s interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor’s obligations hereunder or the liens and security interest granted to the Administrative Agent hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

Section 3.               Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Administrative Agent and the Secured Parties, insofar as the same relate to such Pledgor’s assets, actions, statements and business, as follows:

(a)           The Pledged Shares listed on the attached Schedule I have been duly authorized and validly issued and is fully paid and nonassessable.

(b)           Each Pledgor is the legal and beneficial owner of the Pledged Collateral indicated on Schedule I, free and clear of any Lien or option except for the security interest created by this Pledge Agreement and Permitted Liens except for restrictions on transfer under applicable federal and state securities laws.

(c)           No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor (except to the extent that financing statements are required under the UCC to be filed in order to maintain a perfected security interest) or (ii) for the exercise by the Administrative Agent or any Secured Party of the voting or other rights in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(d)           Such Pledgor has the corporate power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Administrative Agent.

(e)           The Membership Interests listed on Schedule I constitute 100% of the issued and outstanding membership interests of each respective issuer thereof and all Membership Interests in which any Pledgor has any ownership interest, provided that if such issuer is a controlled foreign corporation under Section 957 of the Code, such Membership Interests constitute 65% of the issued and outstanding membership interests of such issuer. The Partnership Interests listed on the attached Schedule I constitute 100% of the issued and outstanding partnership interests of the respective issuer thereof and all Partnership Interests in which any Pledgor has any ownership interest, provided that if such issuer is a controlled foreign corporation under Section 957 of the Code, such Partnership Interests constitute 65% of the issued and outstanding partnership interests of such issuer. The Pledged Shares listed on the attached Schedule I constitute 100% of the issued and outstanding shares of capital stock of the respective issuer thereof and all Pledged Shares in which Pledgor has any ownership interest, provided that if such issuer is a controlled foreign corporation under Section 957 of the Code, such Pledged Shares constitute 65% of the issued and outstanding capital stock of such issuer. The JV Interests listed on Schedule I constitute 100% of the JV Interests in which any Pledgor has any ownership interest.

(f)            The name of each Pledgor set forth on the signature pages to this Pledge Agreement is the exact legal name of such Pledgor.

Section 4.               Pledgors’ Covenants. During the term of this Pledge Agreement and until the termination of the Revolving Commitments, the payment in full of the Secured Obligations (other than contingent indemnification obligations), and the expiration or termination of all Letters of Credit, each Pledgor covenants and agrees with the Administrative Agent that:

(a)           Protect Collateral. Each Pledgor will warrant and defend the rights and title herein granted unto the Administrative Agent in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever (other than Permitted Liens).

(b)           Transfer, Other Liens, and Additional Shares. Each Pledgor will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Liens and security interests under this Pledge Agreement and Permitted Liens. Each Pledgor further agrees that it will (A) cause each issuer of the Pledged Collateral not to issue any other membership interests, partnership interests, capital stock, or other securities in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor and (B) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any additional membership interests, partnership interests, capital stock, joint venture interests or other securities of an issuer of the Pledged Collateral. Such Pledgor shall not approve any amendment or modification of any of the Pledged Collateral unless it shall have given at least ten Business Days’ prior written notice (or such lesser period as may be agreed by the Administrative Agent in writing) to the Administrative Agent and such amendment or modification would not be materially adverse to the interests of the Secured Parties.

(c)           Jurisdiction of Formation. Such Pledgor shall not amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent constitutive documents if such amendment, supplement, modification or restatement would be materially adverse to the interests of the Secured Parties.

(d)           Further Assurances. Each Pledgor agrees that, at its sole cost and expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Administrative Agent or any Secured Party may reasonably request, in order to perfect, maintain and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent or any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

Section 5.               Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a)           UCC Remedies. To the extent permitted by law, the Administrative Agent may (and at the request of the Majority Lenders shall) exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral). This Pledge Agreement shall not be construed to authorize the Administrative Agent to take any action prohibited by the UCC or to constitute a waiver by any Pledgor of any right that the UCC does not permit such Pledgor to waive.

(b)           Dividends and Other Rights.

(i)            All rights of each Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2(d)(i) may be exercised by the Administrative Agent if the Administrative Agent so elects and gives written notice of such election to such Pledgor, all rights of each Pledgor to receive the dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged

Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2(d)(ii) shall cease at such time as such written notice is deemed effective pursuant to the provisions of the Credit Agreement related to effectiveness of notices.

(ii)           All dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral that are thereafter received by any Pledgor shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)           Sale of Pledged Collateral. The Administrative Agent may sell all or part of the Pledged Collateral at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable in accordance with applicable laws. Each Pledgor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Pledgor hereby deems 10 days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall cooperate fully with the Administrative Agent in all respects in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with federal and state securities laws and take such actions as may be necessary to permit the Administrative Agent to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws; provided, however, that this provision shall not be construed to require any Pledgor to register any of the Pledged Collateral pursuant to federal or any state securities laws.

(d)           Exempt Sale. If, in the opinion of the Administrative Agent, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Administrative Agent in its discretion (i) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (ii) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Administrative Agent shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Administrative Agent in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral; provided, however, that this provision shall not be construed to require any Pledgor to register any of the Pledged Collateral pursuant to federal or any state securities laws.

(e)           Application of Collateral. The proceeds of any sale or other realization upon all or any part of the Pledged Collateral shall be applied by the Administrative Agent as set forth in Section 7.06 of the Credit Agreement.

(f)            Cumulative Remedies. Each right, power and remedy herein specifically granted to the Administrative Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Administrative Agent in its sole discretion. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Section 6.               Administrative Agent as Attorney-in-Fact for Pledgors.

(a)           Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Administrative Agent as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Administrative Agent’s discretion, subject to such Pledgor’s revocable rights specified in Section 2(d), to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to the Pledgor representing the proceeds of the sale of the Pledged Collateral, or any distribution in respect of the Pledged Collateral and to give full discharge for the same. Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

(b)           Administrative Agent May Perform. The Administrative Agent may from time to time perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Administrative Agent to such Pledgor) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein. The Administrative Agent shall be obligated to provide notice to such Pledgor of any action taken hereunder by telecopy or by registered mail.

(c)           Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(d)           Reasonable Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 7.               Miscellaneous.

(a)           Expenses. Each Pledgor will upon demand pay to the Administrative Agent for its benefit and the benefit of the Secured Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Administrative Agent and the Secured Parties may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent or any Secured Party hereunder, and (iii) the failure by any Pledgor to perform or observe any of the provisions hereof.

(b)           Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor any consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by each affected Pledgor and the Administrative Agent. In addition, no such amendment, waiver or consent shall be effective unless given or entered into with the necessary approvals of either the Majority Lenders or all Lenders as required under the terms of the Credit Agreement. Any such amendment, waiver or consent, whether by the Administrative Agent or the Administrative Agent and the Lenders shall be effective only in the specific instance and for the specific purpose for which given.

(c)           Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement.

(d)           Continuing Security Interest; Transfer of Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Administrative Agent, shall (i) remain in full force and effect until payment in full of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit and the termination of all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit, and the termination or expiration of the Revolving Commitments, (ii) be binding upon the Pledgors, the Administrative Agent, the Secured Parties and their successors, and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, the Administrative Agent, the Secured Parties and their respective successors, transferees, and assigns. Upon the payment in full and termination of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement. Upon any such termination, the Administrative Agent will, at the Borrowers’ expense, deliver all Pledged Collateral to the Borrowers, execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

(e)           Waivers. Each Pledgor hereby waives:

(i)            promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

(ii)           any requirement that the Administrative Agent or any Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor or any other Person or any collateral; and

(iii)          any duty on the part of the Administrative Agent to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of such Pledgor and its respective assets now known or hereafter known by such Person.

(f)            Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

(g)           Choice of Law. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of New York.

(h)           Counterparts. For the convenience of the parties, this Pledge Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Pledge Agreement.

(i)            Reinstatement. If, at any time after payment in full by the Pledgors of all Secured Obligations and termination of the Administrative Agent’s security interest, any payments on the Secured Obligations previously made by any Pledgor or any other person must be disgorged by the Administrative Agent for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of such Pledgor or such Person, this Pledge Agreement and the Administrative Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and such Pledgor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent’s security interest.

(j)            Additional Pledgors. Pursuant to Section 5.12 of the Credit Agreement, each Subsidiary of the Parent that was not a Subsidiary of the Parent on the date of the Credit Agreement is required to enter into this Pledge Agreement as a Pledgor upon becoming a Subsidiary of the Parent. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

(k)           Intercreditor Agreement. To the fullest extent possible, the terms and provisions of the Intercreditor Agreement shall be read together with the terms and provisions of this Pledge Agreement so that the terms and provisions of this Pledge Agreement do not conflict with the terms and provisions of the Intercreditor Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Pledge Agreement conflict with any terms or provisions of the Intercreditor Agreement, the terms or provisions of the Intercreditor Agreement shall govern and control for all purposes.

Section 8.               Acknowledgment and Restatement.

(a)           Acknowledgment of Security Interests.

(i)            Each Pledgor hereby acknowledges, confirms and agrees that the Administrative Agent for the ratable benefit of the Secured Parties shall continue to have a security interest in and lien upon the Pledged Collateral heretofore granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the Loan Documents to secure the Secured Obligations, as well as any Pledged Collateral granted under this Pledge Agreement or under any of the other Loan Documents or otherwise granted to or held by the Administrative Agent or any Secured Party.

(ii)           The liens and security interests of the Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to the Administrative Agent for the ratable benefit of the Secured Parties, whether under this Pledge Agreement or any of the other Loan Documents.

(b)           Loan Documents. Each Pledgor hereby acknowledges, confirms and agrees that: (i) the Loan Documents have been duly executed and delivered by such Pledgor, the Borrowers and the Guarantors and are in full force and effect as of the date hereof and (ii) the agreements and obligations of such Pledgor contained in the Loan Documents constitute the legal, valid and binding obligations of such Pledgor enforceable against it in accordance with its terms and such Pledgor has no valid defense to the enforcement of such obligations and (iii) the Administrative Agent on behalf of the Secured Parties is entitled to all of the rights and remedies provided for in favor of the Administrative Agent for the benefit of the Secured Parties in the Loan Documents, as amended and restated by this Pledge Agreement.

(c)           Restatement. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of any Pledgor evidenced by or arising under the Loan Documents, and the liens and security interests in the Pledged Collateral (as such term is defined herein) of the Administrative Agent for the ratable benefit of the Secured Parties securing such indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Administrative Agent for the ratable benefit of Secured Parties.

[Remainder of Page Intentionally Left Blank]

The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGORS:

MXENERGY INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President and Chief
Operating Officer

MXENERGY ELECTRIC INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Vice President

MXENERGY HOLDINGS INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President and Chief
Operating Officer

ONLINE CHOICE INC.
MXENERGY SERVICES INC.
INFOMETER.COM INC.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS
CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.
TOTAL GAS & ELECTRICITY (PA) INC.

By:	/s/	Carole R. Artman-Hodge
Carole R. Artman-Hodge
Vice President

Signature Page to First Amended and Restated Pledge Agreement

ADMINISTRATIVE AGENT:

SOCIÉTÉ GÉNÉRALE,
as Administrative Agent

By:	/s/ Chung-Taek Oh
Name: Chung-Taek Oh
Title: Associate

By:	/s/ Barbara Paulsen
Name: Barbara Paulsen
Title: Director

SCHEDULE I

PLEDGED COLLATERAL

I.                                         Membership Interests

None.

II.                                     Partnership Interests

None.

III.                                 Shares

Pledgor	Pledged Subsidiary	State or Country of Organization (Pledged Subsidiary)	Class of Stock	Certificate(s) No(s).	Number of Shares
MxEnergy Electric Inc.	Total Gas & Electricity (PA) Inc.	Florida	Common	#4	10 Shares
MxEnergy Inc.	Total Gas & Electric Inc.	Florida	Common	#63	566,500 Shares
MxEnergy Holdings Inc.	MxEnergy Capital Holdings Corp.	Delaware	Common	#1	100 Shares
MxEnergy Capital Holdings Corp.	MxEnergy Capital Corp.	Delaware	Common	#1	100 Shares
MxEnergy Capital Corp.	Online Choice Inc.	Delaware	Common	#4	10,000 Shares
MxEnergy Capital Corp.	MxEnergy Gas Capital Holdings Corp.	Delaware	Common	#1	100 Shares

MxEnergy Capital Corp.	MxEnergy Electric Capital Holdings Corp.	Delaware	Common	#1	100 Shares
MxEnergy Capital Corp.	MxEnergy Services Inc.	Delaware	Common	#3	100 Shares
MxEnergy Capital Corp.	Infometer.com Inc.	Delaware	Common	#4	10,000 Shares
MxEnergy Gas Capital Holdings Corp.	MxEnergy Gas Capital Corp.	Delaware	Common	#1	100 Shares
MxEnergy Electric Capital Holdings Corp.	MxEnergy Electric Capital Corp.	Delaware	Common	#1	100 Shares
MxEnergy Gas Capital Corp.	MxEnergy Inc.	Delaware	Common	#222	100 Shares
MxEnergy Electric Capital Corp.	MxEnergy Electric Inc.	Delaware	Common	#6	100,000 Shares

IV.                                 Intercompany Indebtedness

None.

V.                                     Joint Venture Interests

None.